EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed registration statement file nos. 33-89868, as amended, 33-89870, 333-16519, 333-14671, 333-33815, 333-35779, as amended, and 333-47571.


                               /s/ ARTHUR ANDERSEN LLP


Phoenix, Arizona,
  September 17, 1998.
                                      E-12